Exhibit 10.1

INDAPTUS THERAPEUTICS, INC.

February [___], 2026

To: [Name of Holder]

Re:	Repricing of Warrants

Dear Holder:

Reference is made to those certain warrants to purchase shares of common stock, $0.01 par value per share (the “Common Stock”) issued to you (“Holder”, “you” or similar terminology) by Indaptus Therapeutics, Inc. (the “Company”) as set forth in Exhibit A hereto (the “Warrants”).

The Company offers to reduce the Exercise Price (as defined in the respective Warrants) of the Warrants to an amount equal to the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) on the trading day immediately preceding the Effective Date (as defined below); or (ii) the average Nasdaq Official Closing Price for the five trading days immediately preceding the Effective Date (the “Exercise Price Reduction”).

As a condition to the Exercise Price Reduction, you hereby irrevocably agree to execute, deliver and be fully bound by a voting agreement in the form attached hereto as Exhibit B (the “Voting Agreement”) and strictly comply with and perform all obligations set forth therein. In addition, as an inducement to the Exercise Price Reduction, you hereby agree that you shall not, and shall cause your affiliates not to, commence, prosecute or maintain any action, claim or proceeding against any of the Company and its subsidiaries and affiliates, and each of their respective current or former directors, officers, employees, agents, representatives and controlling persons arising out of or relating to any of the matters set forth in the transactions contemplated by the Securities Purchase Agreement dated as of December 22, 2025, by and between the Company and Mr. David Lazar.

You hereby represent and warrant to the Company as follows: (i) you are either: (a) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (b) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, and (ii) you have had an opportunity to review the Company’s filings made with the Securities and Exchange Commission (“SEC”) including that certain definitive proxy statement on Form DEF 14A filed with the SEC on January 21, 2026, a copy of which has been furnished to you.

You acknowledge and agree that you have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of entering into this letter agreement and that you have had a full and fair opportunity to consult with independent legal counsel and other advisors of your choosing with respect to this letter agreement, the transactions contemplated hereby, and the merits and risks thereof, and you have either done so or have knowingly and voluntarily elected not to do so.

This letter agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles regarding conflicts of law. Each party irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan and the United Stated District Court for the Southern District of New York, for any action, suit or proceeding arising out of or relating to this letter agreement or the proposed business relationship, and each party agrees not to commence any action, suit or proceeding related thereto except in such courts. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege hereunder. No provision of this letter agreement can be amended without the specific written consent of the other party. This letter agreement may be executed via facsimile or email (in pdf format) and may be executed in separate counterparts, each of which together shall constitute a single instrument.

By signing below, you hereby accept and agree to the Company’s offer set forth above, including all terms and conditions of this letter agreement, and acknowledge and agree that upon execution of this letter agreement constitutes a binding agreement between you and the Company. Please execute this letter agreement in the space provided below and return a signed copy of this letter agreement together with a signed copy of the Voting Agreement. Upon execution of this letter agreement by both parties and delivery to the Company of the signed Voting Agreement (such date, the “Effective Date”), the Exercise Price Reduction shall automatically become effective.

[Signature Page Follows]

Sincerely yours,

INDAPTUS THERAPEUTICS, INC.

By:
Name:
Title:
Date:

Agreed and accepted:

HOLDER

By:
Name:
Title:
Date:

Exhibit A

Existing Warrants

●	Common Stock Purchase Warrants dated [___] to purchase [___] shares of Common Stock issued on [___] at an exercise price of $[___] per share

●	Common Stock Purchase Warrants dated [___] to purchase [___] shares of Common Stock issued on [___] at an exercise price of $[___] per share

●	Common Stock Purchase Warrants dated [___] to purchase [___] shares of Common Stock issued on [___] at an exercise price of $[___] per share

Exhibit B

Form of Voting Agreement